Exhibit 32.0
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of L.B. Foster Company (the “Company”) on Form 10-Q for the period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 10, 2026	/s/ John F. Kasel
Name: John F. Kasel
Title: President and Chief Executive Officer

Date:	August 10, 2026	/s/ Sean M. Reilly
Name: Sean M. Reilly
Title: Senior Vice President
and Chief Financial Officer